UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On July 31, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing the completion of the initial phase of development and delineation drilling at its fully permitted Irigaray and Christensen Ranch In-Situ Recovery (“ISR”) Projects in Johnson County, Wyoming. The next phase of drilling will also occur within the Christensen Ranch permit boundary as well as prospective areas held by UEC near Christensen Ranch.

Amir Adnani, President and CEO stated: “As part of our production restart program, we have completed the first phase of the resource expansion campaign at our Irigaray and Christensen Ranch Projects. We are encouraged by the number and length of historic, under delineated and underdeveloped mineralized trends in numerous sands at these projects. This provides a unique opportunity to expand our current resources within the existing permit boundaries and directly enhances our production restart program.”

A total of 51 holes were drilled along known trends in the proposed Mine Unit 15 area of Irigaray and the underexplored areas south of Christensen Ranch Mine Unit 12 within the permit boundary.

Historic drilling in both areas was primarily wide-spaced fence patterns; the new drilling has increased the drill density which, in the proposed Irigaray Mine Unit 15 area, is expected to allow for an upgrade of current resources. The drilling program has also identified the oxidation/reduction (“O/R”) front which will assist in defining future resource delineation and development. Very encouraging GTs (Grade x Thickness) were intercepted, with the best hole exhibiting a 7.70 GT (21.5’ of 0.358%). Over 50% of the new holes drilled along the Irigaray trend are classified as ore holes (>0.3 GT). Post-drilling analysis of all results is in process.

Next Drilling Phase

The next phase of UEC’s resource expansion campaign will target areas with lateral resources thought to exist within the current Christensen permit boundary in the vicinity of the previously operated Mine Unit 5.

Background: UEC’s total resources in Wyoming contain the following S-K 1300 compliant resources:

●	Total Measured and Indicated Resources disclosed across the assets are 66,198,200 lbs. in 58,460 thousand tons of ore.
●	Total Inferred Resources disclosed across the assets are 15,053,700 lbs. in 10,859 thousand tons of ore.
●
UEC’s new exploration and development efforts benefit from a large and proprietary data base of historic exploration drilling logs and reports containing over 83,000 logs covering over 37 million feet of drilling. This historic drilling was conducted by well-known exploration companies such as Union Carbide, Teton Exploration, Kerr McGee, United Nuclear and others.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated July 31, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: July 31, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer